As filed with the Securities and Exchange Commission on December 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-1584830
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

400 W. Main St.

Hamilton, MT 59840

(800) 640-4016

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Craig M. Hurlbert Co-Chief Executive Officer 400 W. Main St. Hamilton, MT 59840 (800) 640-4016	Travis M. Joyner Co-Chief Executive Officer 400 W. Main St. Hamilton, MT 59840 (800) 640-4016

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Albert W. Vanderlaan, Esq. Orrick Herrington & Sutcliffe LLP 222 Berkeley Street Suite 2000 Boston, MA 02116 (617) 880-1800	Margaret McCandless General Counsel Local Bounti Corporation 400 W. Main St. Hamilton, MT 59840 (800) 640-4016	Kathleen Valiasek Chief Financial Officer Local Bounti Corporation 400 W. Main St. Hamilton, MT 59840 (800) 640-4016

From time to time after the effective date of this registration statement.

(Approximate Date of Commencement of Proposed Sale to the Public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2022

PRELIMINARY PROSPECTUS

LOCAL BOUNTI CORPORATION

$250,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Rights

Units

From time to time, we may offer and sell up to $250,000,000 in aggregate principal amount, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus. These securities may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also add to, supplement, update, clarify or amend information contained in this prospectus.

We may offer and sell these securities to or through one or more underwriters or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we use any underwriters or other third parties, we will name them and describe their compensation in a prospectus supplement. The price to the public and the net proceeds we expect to receive from the sale of such securities will be set forth in a prospectus supplement.

Our common stock and public warrants (as described herein under “Description of our Capital Stock—Warrants—Public Warrants”) are listed on the New York Stock Exchange (the “NYSE”) under the symbols “LOCL” and “LOCL WS,” respectively. On December 29, 2022, the closing price of our common stock on the NYSE was $1.30 per share and the closing price of our public warrants on the NYSE was $0.15 per public warrant. We will provide information in a prospectus supplement regarding any additional listing of our securities on any securities exchange, if applicable.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERRED TO UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENTS, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering price up to $250,000,000. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement or free writing prospectus, you should rely upon the prospectus supplement or free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus prepared by or on behalf. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the

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date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information that may be important to you and your investment decision. Therefore, before making your investment decision, you should carefully read this prospectus, including any applicable prospectus supplements and any applicable free writing prospectus, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”

Unless the context otherwise indicates, references in this prospectus to “Local Bounti,” the “Company,” “we,” “our,” and “us” refer, collectively, to Local Bounti Corporation and its consolidated subsidiaries.

Local Bounti Corporation

Overview

Local Bounti was founded in August 2018 and is headquartered in Hamilton, Montana. Local Bounti is a controlled environment agriculture (“CEA”) company that produces sustainably grown living lettuce, herbs, and loose leaf lettuce. Local Bounti utilizes patent pending Stack & Flow Technology™, which is a hybrid of vertical farming and hydroponic greenhouse farming, to grow healthy food sustainably and affordably. Through our CEA process, it is our goal to produce our products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and that the products are non-genetically modified organisms (“non-GMO”) and use significantly less pesticides and herbicides than traditional farming operations. Our products use 90% less water and 90% less land than conventional agriculture to produce its products. Our first CEA facility in Hamilton, Montana (the “Montana Facility”) commenced construction in 2019 and reached full commercial operation by the second half of 2020.

Corporate Information

We were incorporated on January 8, 2021 as a Cayman Islands exempted company under the name Leo Holdings III Corp (“Leo”) for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On March 2, 2021, Leo completed its initial public offering. On November 19, 2021, Leo consummated the domestication, mergers and other transactions contemplated by that certain Agreement and Plan of Merger, dated June 17, 2021 (the “Business Combination Agreement”), by and among Leo, Longleaf Merger Sub, Inc., Longleaf Merger Sub II, LLC, and Local Bounti (the “Business Combination”) with Local Bounti pursuant to the Business Combination Agreement. In connection with the Business Combination, Leo changed its name to Local Bounti Corporation.

Our principal executive offices are located at 400 W. Main St., Hamilton, MT 59840. Our telephone number is (800) 640-4016. Our website address is https://www.localbounti.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Local Bounti, the Local Bounti logo, “Local Bounti®,” “Stack & Flow Technology™,” “Farm of the Future™” and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Local Bounti. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

The Securities We May Offer

We may offer common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, rights and units in one or more offerings and in any combination. These securities may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also add to, supplement, update, clarify or amend information contained in this prospectus.

Use of Proceeds

Unless otherwise set forth in one or more supplements to this prospectus, we anticipate the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned.

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. Before making an investment decision you should carefully consider the risk factors included in any prospectus supplement hereto, the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in the other reports and documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “aim,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:

•

Local Bounti’s ability to effectively integrate the recently acquired operations of Hollandia Produce Group, Inc., a Delaware corporation, and its subsidiaries (collectively, “Pete’s”) into its existing operations;

•	the uncertainty of projected financial information;

•	Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the recent acquisition of Pete’s;

•	restrictions contained in Local Bounti’s debt facility agreements with Cargill Financial Services International, Inc. (“Cargill Financial”);

•	Local Bounti’s ability to repay, refinance, restructure, or extend its indebtedness as it comes due;

•	unknown liabilities that may be assumed in acquisitions;

•	Local Bounti’s ability to generate revenue;

•	the risk that Local Bounti may never achieve or sustain profitability;

•	the risk that Local Bounti could fail to effectively manage its future growth;

•	the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all;

•	Local Bounti’s ability to build out additional facilities;

•	Local Bounti’s ability to fulfill its obligations under offtake or other customer agreements and the impact of these types of agreements on operations;

•	reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices;

•	Local Bounti’s ability to maintain its gross margin or decrease its cost of goods sold over time;

•	the potential for damage to or problems with Local Bounti’s CEA facilities;

•	Local Bounti’s ability to attract and retain qualified employees;

•	Local Bounti’s ability to develop and maintain its brand or brands it may acquire;

•	Local Bounti’s ability to maintain its company culture or focus on its vision as it grows;

•	Local Bounti’s ability to execute on its growth strategy;

•	the risk of diseases and pests destroying crops;

•	Local Bounti’s ability to compete successfully in the highly competitive natural food market;

•	Local Bounti’s ability to defend itself against intellectual property infringement claims;

•	changes in consumer preferences, perception, and spending habits in the food industry;

•	the risk that seasonality may adversely impact Local Bounti’s results of operations; and

•	Local Bounti’s ability to achieve its sustainability goals.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward- looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” on page 3 of this prospectus. Moreover, we operate in a very competitive and rapidly changing environment.

New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. For information about where you can find these reports, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Unless otherwise set forth in one or more supplements to this prospectus, we anticipate the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus, and from the exercise price from the exercise of any convertible securities, if any, will be used for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. General corporate purposes may include, but are not limited to, acquisitions of complementary businesses, technologies, or other assets; repayment or refinancing of indebtedness; additions to working capital; capital expenditures; investments in our subsidiaries; and stock repurchases.

Pending other uses, we may invest the proceeds to us in investment-grade, interest-bearing securities, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return.

Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered by this prospectus, and from the exercise price from the exercise of any convertible securities, if any, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	an accelerated securities repurchase program;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference. For each offering of securities, the applicable prospectus supplement or other offering materials relating to the offering will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the net proceeds to Local Bounti from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which offered securities may be listed.

Other than our common stock or public warrants, which are listed on the NYSE, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom Local Bounti sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent, broker or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to our certificate of incorporation (as amended and as such may be amended, restated or modified from time to time, the “Certificate of Incorporation”) and our bylaws (as may be amended, restated or modified from time to time, the “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Pursuant to the terms of the Certificate of Incorporation, our authorized capital stock consists of:

•	400,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”); and

•	100,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

As of December 29, 2022, we had 103,700,630 shares of Common Stock outstanding.

Common Stock

Voting Rights

The Certificate of Incorporation provides that, except as provided by law, the holders of Common Stock shall at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Except as otherwise expressly provided in the Certificate of Incorporation or by applicable law, each holder of Common Stock shall have the right to one vote per share of Common Stock held of record by such holder.

Dividend Rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, shares of Common Stock are treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Company’s Board of Directors (the “Board”) out of any assets of Local Bounti legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Common Stock (or rights to acquire such shares), then holders of Common Stock will receive shares of Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Common Stock receiving, on a per share basis, an identical number of shares of Common Stock, as applicable.

Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Common Stock voting separately as a class.

Rights Upon Liquidation, Dissolution and Winding Up

Subject to any preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of Local Bounti, whether voluntary or involuntary, holders of Local Bounti Common Stock are entitled to receive ratably all assets of Local Bounti available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Common Stock voting separately as a class.

Other Rights

The holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of shares of Common Stock are subject to those of the holders of any shares of Preferred Stock that Local Bounti may issue in the future.

Preferred Stock

The Certificate of Incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of Local Bounti entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designations designating a series of Preferred Stock.

The Board is able to, subject to limitations prescribed by Delaware law, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of Local Bounti or the removal of Local Bounti’s management and may adversely affect the market price of Common Stock and the voting and other rights of the holders of Local Bounti. Local Bounti had no Preferred Stock outstanding at the date the Certificate of Incorporation became effective. Although our Board does not currently intend to issue any shares of Preferred Stock, we cannot assure you that our Board will not do so in the future.

Warrants

Public Warrants

Public warrants may only be exercised for a whole number of shares. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants became exercisable on December 19, 2021; provided that we have an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the public warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their public warrants on a cashless basis under certain circumstances). We have filed a registration statement with the SEC covering the Common Stock issuable upon exercise of the public warrants on December 10, 2021, and the registration statement was declared effective on December 23, 2021. We will use commercially reasonable efforts to maintain a current prospectus relating to the Common Stock until the public warrants expire or are redeemed, as specified in the warrant agreement dated November 19, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent. Notwithstanding the above, if the shares of Common Stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The public warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the Business Combination (as defined in “Prospectus Summary – Local Bounti Corporation – Corporate Information”) or earlier upon redemption or liquidation.

Once the public warrants become exercisable, we may redeem the outstanding public warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the public warrants for cash unless a registration statement under the Securities Act covering the Common Stock issuable upon exercise of the public warrants is effective and a current prospectus relating to the Common Stock is available throughout the 30-day redemption period, except if the public warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

In no event will we be required to net cash settle any public warrant.

Private Placement Warrants

The “private placement warrants” refers to the 5,333,333 private placement warrants outstanding as of the date of this prospectus that were issued to the Leo Investors III LP (“Leo”) simultaneously with the closing of Leo’s initial public offering in a private placement at a price of $1.50 per warrant. Each private placement warrant is exercisable for one share of Common Stock at a price of $11.50. The private placement warrants are identical to the public warrants, except that the private placement warrants and the Common Stock issuable upon exercise of the private placement warrants will not be transferrable, assignable or salable until 30 days after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the private placement warrants will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

Assumed Warrants

In March 2021, the Company entered into a loan with Cargill Financial to finance the general working capital for the Company. This loan had a principal balance of up to $10,000 thousand and bore interest at 8% per annum with a maturity date of March 22, 2022. In September 2021, this loan was repaid in full. In connection with the original loan, the lender also received a total of 705,883 warrants (the “Assumed Warrants”), which are still outstanding. On November 19, 2021, the Company issued the Assumed Warrants for the right to purchase Common Stock, with an exercise price of $8.50 per share pursuant to those certain Warrant Agreements, dated as of March 22, 2021 and September 3, 2021 between the Company and Cargill Financial. The Assumed Warrants are exercisable in whole or in part at any time and from time to time on or after November 19, 2021 and on or before 5:00 PM, Central time, on November 19, 2026.

So long as the Assumed Warrants are outstanding, if the Company proposes to enter into (i) an acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash or (ii) a plan of complete liquidation or dissolution of the Company (each a “Mandatory Exercise Transaction”), then the Assumed Warrants shall automatically be deemed to be cashless exercised as to all shares of Common Stock effective immediately prior to, and contingent upon, the consummation of such Mandatory Exercise Transaction. In the event of a Mandatory Exercise Transaction where the fair market value of one share of Common Stock would be less than the warrant price in effect immediately prior to such Mandatory Exercise Transaction, then such Assumed Warrant will expire immediately prior to the consummation of such Mandatory Exercise Transaction.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Local Bounti. Local Bounti expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Local Bounti to first negotiate with the Board, which Local Bounti believes may result in an improvement of the terms of any such acquisition in favor of Local Bounti’s stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.

Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of the Board, (b) the Chief Executive Officer, (c) the Lead Independent Director (as defined in the Bylaws) or (d) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors of the Board whether or not there exist any vacancies in previously authorized directorships.

Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.

Staggered Board

The Board is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by Local Bounti stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of Local Bounti, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

The Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of not less than two-thirds of the voting power of all of the then outstanding shares of voting stock of Local Bounti entitled to vote at an election of directors.

Stockholders Not Entitled to Cumulative Voting

The Certificate of Incorporation will not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Local Bounti’s common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-takeover Statute

Local Bounti will be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the Board approves the Business Combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Our Board has determined to be subject to Section 203 of the DGCL.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation provides that Local Bounti will indemnify Local Bounti’s directors to the fullest extent authorized or permitted by applicable law. Local Bounti entered into agreements to indemnify Local Bounti’s directors, executive officers and other employees as determined by the Board. Under the Bylaws, Local Bounti is required to indemnify each of Local Bounti’s directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of Local Bounti or was serving at Local Bounti’s request as a director, officer, employee or agent for another entity. Local Bounti must indemnify Local Bounti’s officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of Local Bounti, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require Local Bounti to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by Local Bounti. Any claims for indemnification by Local Bounti’s directors and officers may reduce Local Bounti’s available funds to satisfy successful third-party claims against Local Bounti and may reduce the amount of money available to Local Bounti.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action or processing asserting a claim of breach of or based on a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the of the Company or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation or remedy thereunder), (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, and (vi) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, Local Bounti’s Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution any complaint asserting a cause of action arising under the Securities Act. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Company will be deemed to have notice of and to have consented to the forum provisions in the Certificate of Incorporation.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of Local Bounti’s Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF OUR DEPOSITARY SHARES

The Depositary Shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all Depositary Shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of Depositary Shares, and these depositary receipts and deposit agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.

The following description of the Depositary Shares does not purport to be complete and is subject to and qualified in its entirety by the applicable deposit agreement, which will be described in an accompanying prospectus supplement if we offer Depositary Shares. The description in an accompanying prospectus supplement of any Depositary Shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement, which will be filed with the SEC if we offer Depositary Shares. For more information on how you can obtain copies of any deposit agreement if we offer Depositary Shares, see “Where You Can Find Additional Information.” We urge you to read the applicable deposit agreement and any accompanying prospectus supplement in their entirety.

General

If we elect to offer fractional interests in shares of Preferred Stock, we will provide for the issuance by a depositary to the public of receipts for Depositary Shares. Each depositary share will represent fractional interests of Preferred Stock. We will deposit the shares of Preferred Stock underlying the Depositary Shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the Depositary Shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of Depositary Shares in addition to the terms stated in the depositary receipts. Each owner of Depositary Shares will be entitled to all the rights and preferences of the Preferred Stock underlying the Depositary Shares in proportion to the applicable fractional interest in the underlying shares of Preferred Stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related Preferred Stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the Preferred Stock to the entitled record holders of Depositary Shares in proportion to the number of Depositary Shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of Depositary Shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of Depositary Shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of Depositary Shares, in proportion, insofar as possible, to the number of Depositary Shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the Preferred Stock will be available to the holders of the Depositary Shares.

Conversion, Exchange and Redemption

If any series of Preferred Stock underlying the Depositary Shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the Depositary Shares represented by the depositary receipts.

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, at the same time, the number of Depositary Shares representing the Preferred Stock. The depositary will redeem the Depositary Shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of Preferred Stock. The depositary will mail a notice of redemption to the record holders of the Depositary Shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of Preferred Stock. If less than all the Depositary Shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the Depositary Shares called for redemption will no longer be outstanding. When the Depositary Shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the Depositary Shares. Each record holder of Depositary Shares on the record date may instruct the depositary on how to vote the shares of Preferred Stock underlying the holder’s Depositary Shares. The depositary will try, if practical, to vote the number of shares of Preferred Stock underlying the Depositary Shares according to the instructions. The depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash shall be made, or any rights, preferences or privileges will be offered with respect to the Preferred Stock, or (2) the depositary receives notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any Preferred Stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the Preferred Stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the Depositary Shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the Depositary Shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of Depositary Shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of Depositary Shares. Any holder of Depositary Shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of Depositary Shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding Depositary Shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the Preferred Stock of the relevant series to the holders of the related Depositary Shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary have delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (2) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of Depositary Shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the Preferred Stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any Depositary Shares or Preferred Stock unless the holders of Depositary Shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under one or more separate indentures that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed a form of indenture under which debt securities may be issued from time to time as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material.

In this section of the prospectus, the term “the Company” refers only to Local Bounti and not to any of its subsidiaries.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto as applicable:

•	the title and series of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will be payable and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into and/or exchange the debt securities for, other securities, cash or other property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•

the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•

if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	any trustees and any authenticating or paying agents or registrars or any other agents with respect to such debt securities;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “- Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

•

change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver, or reduce the requirements for quorum or voting;

•

modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or waivers of certain provisions or covenants, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

•

make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

(a)

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(b)

to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(c)

to add to the covenants of the Company for the benefit of the holders of any series of debt securities issued thereunder or to surrender any right or power conferred on the Company pursuant to the indenture;

(d)	to establish the form and terms of debt securities issued thereunder;

(e)

to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(f)

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(g)	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(h)	to add any additional events of default with respect to all or any series of debt securities;

(i)

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(j)	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(k)	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series any property or assets;

(l)	to add guarantees in respect of the debt securities of one or more series;

(m)

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(n)	to provide for certificated securities in addition to or in place of global securities;

(o)	to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(p)

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(q)	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)	default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b)	default in the payment of principal of or any premium on any series of the debt securities outstanding under the indenture when due and payable;

(c)

default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)

failure by the Company for 60 days after receipt by written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e)	certain events of bankruptcy, insolvency or reorganization of the Company; and

(f)

any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of securities of such series.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “- Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “- Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts

The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency

The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports

So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants

Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a)	all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or

(b)

i.

the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

ii.

the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) the Company may omit to comply with the covenant under “- Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “- Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “- Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a)

the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption, as the case may be;

(b)

such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c)

no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d)

the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e)

the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f)	if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g)	any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a)

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph, and any rights of such holder to convert or exchange such debt securities into common stock or other securities, cash or other property;

(b)

the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust, and the Company’s obligations with respect to the payment of additional amounts, if any, on such securities, and with respect to any rights to convert or exchange such securities into common stock or other securities, cash or other property;

(c)	the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d)	the defeasance or covenant defeasance provisions of the indenture.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision and certain other limitations, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF OUR WARRANTS

Warrants

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase Common Stock, Preferred Stock and Debt Securities in one or more series (such warrants, the “Warrants”). Each such Warrant will entitle the holder to purchase for cash a number of shares of Common Stock, Preferred Stock or the principal amount of Debt Securities at the exercise price as, in each case, will be described in, or can be determined from, the applicable prospectus supplement relating to the Warrants. Warrants may be offered independently or together with our Common Stock, Preferred Stock, Debt Securities and/or Rights offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any Warrants we may offer under this prospectus, we will describe the particular terms of any Warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any Warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the Warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of Warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between us and a bank or trust company, as warrant agent (a “Warrant Agent”), all as set forth in the prospectus supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of ours in connection with the Warrants and will not act as an agent for the holders or beneficial owners of the Warrants.

The following summary of material provisions of the Warrants and the Warrant Agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the Warrant Agreements applicable to a particular series of Warrants. We urge you to read the applicable prospectus supplements related to the Warrants that we sell pursuant to this prospectus, as well as the complete Warrant Agreements that contain the terms of the Warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of Warrants.

If Warrants for the purchase of our Common Stock or Preferred Stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of Warrants offered;

•

the total number of shares that can be purchased if a holder of the Warrants exercises them and, in the case of Warrants for Preferred Stock, the designation, total number and terms of the series of Preferred Stock that can be purchased upon exercise;

•	the designation and terms of any series of Preferred Stock with which the Warrants are being offered and the number of Warrants being offered with each share of Common Stock or Preferred Stock;

•	the date on and after which the holder of the Warrants can transfer them separately from the related Common Stock or series of Preferred Stock;

•

the number of shares of Common Stock or Preferred Stock that can be purchased if a holder exercises the Warrant and the price at which such Common Stock or Preferred Stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the Warrants;

•	the date on which the right to exercise the Warrants begins and the date on which that right expires;

•	the number of Warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the Warrants;

•	the terms, if any, on which we may accelerate the date by which the Warrants must be exercised;

•	whether the Warrants are issued pursuant to a Warrant Agreement with a Warrant Agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Warrants.

Warrants for the purchase of Common Stock or Preferred Stock will be in registered form only.

If Warrants for the purchase of Debt Securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of Warrants offered;

•	the currencies in which the Warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities that can be purchased if a holder exercises a Warrant;

•	the designation and terms of any series of Debt Securities with which the Warrants are being offered and the number of Warrants offered with each such debt security;

•	the date on and after which the holder of the Warrants can transfer them separately from the related series of Debt Securities;

•

the principal amount of the series of Debt Securities that can be purchased if a holder exercises a Warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the Warrants;

•	the date on which the right to exercise the Warrants begins and the date on which such right expires;

•	the number of Warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the Warrants;

•	the terms, if any, on which we may accelerate the date by which the Warrants must be exercised;

•	whether the Warrants are issued pursuant to a Warrant Agreement with a Warrant Agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Warrants.

Warrants for the purchase of Debt Securities will be in registered form only.

A holder of Warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the Warrant Agent or any other office indicated in the applicable prospectus supplement. Until any Warrants to purchase Common Stock or Preferred Stock are exercised, holders of the Warrants will not have any rights of holders of the underlying Common Stock or Preferred Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below. Until any Warrants to purchase Debt Securities are exercised, the holder of the Warrants will not have any of the rights of holders of the Debt Securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying Debt Securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each holder of a Warrant is entitled to purchase the number of shares of Common Stock or Preferred Stock or principal amount of Debt Securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised Warrants will become void.

A holder of Warrants may exercise them by following the general procedure outlined below:

•	delivering to us or to the Warrant Agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•	properly completing and signing the reverse side of the Warrant certificate representing the Warrants; and

•	delivering the Warrant certificate representing the Warrants to us or to the Warrant Agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the Warrants will be considered to have been exercised when we receive or the Warrant Agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the Warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the Common Stock, Preferred Stock or Debt Securities that such holder purchased upon exercise. If the holder exercises fewer than all of the Warrants represented by a Warrant certificate, a new Warrant certificate will be issued to such holder for the unexercised amount of Warrants. Holders of Warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the Warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a Warrant Agreement without the consent of the holders of the applicable Warrants to cure ambiguities in the Warrant Agreement, to cure, correct or supplement a defective provision in the Warrant Agreement, or to provide for other matters under the Warrant Agreement that we and the Warrant Agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the Warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a Common Stock Warrants or Preferred Stock Warrants will be adjusted proportionately if we subdivide or combine our Common Stock or Preferred Stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

•

issue capital stock or other securities convertible into or exchangeable for Common Stock or Preferred Stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our Common Stock or Preferred Stock;

•

pay any cash to holders of our Common Stock or Preferred Stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the Preferred Stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Common Stock or Preferred Stock; or

•

issue Common Stock or Preferred Stock or additional stock or other securities or property to holders of our Common Stock or Preferred Stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of Common Stock Warrants and Preferred Stock Warrants, as applicable, will be entitled to receive upon exercise of the Warrants, in addition to the securities otherwise receivable upon exercise of the Warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Common Stock or Preferred Stock, as applicable, issuable under the Warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a Common Stock Warrant or Preferred Stock Warrant, and the amounts of other securities or property to be received, if any, upon exercise of those Warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of Common Stock Warrants and Preferred Stock Warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the Common Stock or Preferred Stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the Common Stock or Preferred Stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Common Stock or Preferred Stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the Common Stock Warrants and Preferred Stock Warrants then outstanding, as applicable, will be entitled to receive upon exercise of their Warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their Warrants immediately before the transaction.

DESCRIPTION OF OUR PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF OUR RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our Common Stock, Preferred Stock and/or Debt Securities in one or more series (the “Rights”). Rights may be offered independently or together with our common stock, Preferred Stock, Debt Securities and/or Warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future Rights we may offer pursuant to this prospectus, we will describe the particular terms of any Rights that we may offer in more detail in the applicable prospectus supplements. The terms of any Rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any Rights that we offer will include specific terms of any offering of Rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the Rights distribution;

•	the price, if any, per Right;

•	the exercise price payable for each share of common stock, share of Preferred Stock or debt security upon the exercise of the Rights;

•	the number of Rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of Preferred Stock or Debt Securities that may be purchased per each right;

•	the extent to which the Rights are transferable;

•	any other terms of the Rights, including the terms, procedures and limitations relating to the exchange and exercise of the Rights;

•	the respective dates on which the holder’s ability to exercise the Rights will commence and will expire;

•	the number of Rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the Rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such Rights.

The description in the applicable prospectus supplements of any Rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable Rights agreement and/or Rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF OUR UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, rights or any combination of such securities (the “Units”). While the terms we have summarized below will generally apply to any future Units we may offer pursuant to this prospectus, we will describe the particular terms of any Units that we may offer in more detail in the applicable prospectus supplements. The terms of any Units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any Units that we offer will include specific terms of any offering of Units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the Units traded on a securities exchange or securities quotation system;

•	a discussion of any material U.S. federal income tax considerations applicable to the Units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the Units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any Units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

FORM OF SECURITIES

Each share of preferred stock, depositary share, debt security, warrant, purchase contract, right and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the preferred stock, depositary share, debt securities, warrants, purchase contracts, rights or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered preferred stock, depositary shares, debt securities, warrants, purchase contracts, rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable certificate of designation, indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable certificate of designation, indenture, warrant agreement, purchase contract agreement, rights agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable certificate of designation, indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to preferred stock, depositary shares, warrants, purchase contracts, rights or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Local Bounti, any trustee, any warrant agent, unit agent, transfer agent or any other agent of Local Bounti or such trustee, warrant agent, unit agent, transfer agent or other agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, dividends or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, matters relating to the validity of the securities offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, Boston, MA.

EXPERTS

The consolidated financial statements of Local Bounti Corporation as of and for the year ended December 31, 2021, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of WithumSmith+Brown, PC, an independent registered public accounting firm, upon their authority as experts in accounting and auditing.

The consolidated financial statements of Local Bounti Corporation as of and for the year ended December 31, 2020 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of RSM US LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Hollandia Produce Group, Inc. as of and for the year ended December 31, 2021 and 2020 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Holthouse Carlin & Van Trigt LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://www.localbounti.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 30, 2022;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed on May 12, 2022, August 15, 2022 and November 14, 2022, respectively;

•

Our Current Reports on Form 8-K filed on January 19, 2022, March  15, 2022, April  7, 2022 (as amended by Form 8-K/A filed on April  29, 2022), June  23, 2022, October  24, 2022, November  2, 2022 and December 16, 2022; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February  25, 2021, as updated by the description of our common stock included in Exhibit  4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 30, 2022, together with any subsequent amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

Requests for such information should be directed to our Corporate Secretary at the address below:

Local Bounti Corporation

400 W. Main St.

Hamilton, MT 59840

Attention: Corporate Secretary

Telephone: (800) 640-4016

Please include your contact information with the request.

LOCAL BOUNTI CORPORATION

$250,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Rights

Units

PROSPECTUS

                    , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered hereby.

SEC registration fee		$27,550
FINRA filing fee		$38,000
Accounting fees and expenses		*
Legal fees and expenses		*
Printing fees		*
Transfer agent, trustee and warrant agent fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) generally permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (i) with respect to directors and officers, any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) with respect to directors and officers, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to directors, payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL, (iv) with respect to directors and officers, any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to officers, any action by or in the right of the corporation.

Section 145 of the DGCL provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines, and settlement amounts actually and reasonably incurred in connection with specified actions, suits, or proceedings brought by third parties, whether civil, criminal, administrative, or investigative (collectively, “Proceedings”), if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions and actions brought directly by the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification of such expenses if the person seeking indemnification has been found liable to the corporation.

Additionally, among other things, Section 145 of the DGCL generally:

•

requires indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by directors and officers, and permits the same for other employees and agents, to the extent they have been successful, on the merits or otherwise, in defending an action, suit, or proceeding or in defense of any claim, issue or matter therein (whether brought by a third party or by or on behalf of the corporation);

•

permits a corporation to pay expenses of defense in advance of the final disposition of an action, suit, or proceeding upon receipt (in the case of a current director or officer) of an undertaking to repay any amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified;

•

provides that it is not exclusive of other indemnification and advancement of expenses that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement, or otherwise; and

•

provides that a corporation generally has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article VII of Local Bounti Corporation’s (the “Registrant”) certificate of incorporation (the “certificate of incorporation”) contains provisions providing for limitations of director, but not officer, liabilities for monetary damages for breach of fiduciary duties as a director to the fullest extent permitted under the DGCL, and further provides that any amendment to or repeal of such Article VII shall not eliminate, reduce or otherwise adversely affect any right or protection of, or any limitation on the personal liability of, a current or former director of the Registrant existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

Section 6.1 of the Registrant’s bylaws (the “bylaws”) requires indemnification for anyone who is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans) to the fullest extent permitted under the DGCL as it now exists or may hereafter be amended or interpreted (solely to the extent such amendment or interpretation permits the Registrant to provide broader indemnification rights than were permitted prior thereto) against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection therewith, provided such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful (collectively, “Expenses”); provided, however, that the Registrant shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the board of directors of the Registrant or such indemnification is authorized by an agreement approved by the board of directors of the Registrant.

Additionally, directors and officers have the right under Section 6.2 of the bylaws to be paid Expenses incurred in defending any such Proceeding in advance of its final disposition, provided that any advancement of Expenses incurred by such an individual shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such person, to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified under Article VI of the Registrant’s bylaws or otherwise.

Section 6.5.1 of the bylaws also provides that, subject to certain conditions, if a claimant successfully (in whole or in part) brings suit against the Registrant to recover the unpaid amount of an eligible claim for indemnification, such person shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting or defending such suit.

The Registrant has entered into form indemnification agreements with its directors and certain of its officers. Among other things, and subject to certain limitations, the form indemnification agreements provide for advancement and indemnification, within the bounds of Delaware law, for losses directors and officers may incur in connection with or arising out of the performance of their duties.

Section 6.7 of the bylaws also provides that the Registrant may purchase and maintain insurance to protect itself, directors, officers, employees and agents of the Registrant (including to the extent they serve at the request of the Registrant as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise) against any Expenses, whether or not the Registrant would have the power to indemnify such person against such liability under applicable law. The registrant accordingly maintains standard director and officer insurance policies which insure its directors and officers against certain liabilities.

The foregoing summaries are necessarily subject to the complete text of the referenced sections of the DGCL, the certificate of incorporation, the bylaws, and the form indemnification agreements and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of June 17, 2021, by and among Leo Holdings III Corp, Longleaf Merger Sub, Inc., Longleaf Merger Sub II, LLC, and Local Bounti Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 21, 2021).

3.1	Certificate of Incorporation of Local Bounti Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2021).

3.2	Certificate of Amendment to Certificate of Incorporation of Local Bounti Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2022).

3.3	Bylaws of Local Bounti Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2021).

4.1*	Form of Certificate of Designation for Preferred Stock and Preferred Stock Certificate.

4.2*	Form of Depositary Agreement.

4.3***	Form of Indenture.

4.4*	Form of Debt Securities.

4.5*	Form of Warrant Agreement.

4.6*	Form of Purchase Contract Agreement.

4.7*	Form of Rights Agreement.

4.8*	Form of Unit Agreement.

5.1***	Opinion of Orrick, Herrington & Sutcliff LLP.

8.1*	Opinion of tax counsel as to certain federal income tax matters.

23.1***	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.

Exhibit No.	Description

23.2***	Consent of RSM US LLP.

23.3***	Consent of Holthouse Carlin & Van Trigt LLP.

23.4***	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

23.5*	Consent of tax counsel (to be included in Exhibit 8.1).

24.1***	Powers of Attorney (included on signature page to this registration statement).

25.1**	Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended, for the Debt Securities.

107***	Filing Fee Table.

*

To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference into this registration statement.

**	To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and incorporated herein by reference.
***	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Montana, on December 30, 2022.

LOCAL BOUNTI CORPORATION

By:	/s/ Craig M. Hurlbert
Name:	Craig M. Hurlbert
Title:	Co-Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathleen Valiasek and Margaret McCandless, and each or any of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for their and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig M. Hurlbert Craig M. Hurlbert	Co-Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2022

/s/ Kathleen Valiasek Kathleen Valiasek	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2022

/s/ Travis M. Joyner Travis M. Joyner	Co-Chief Executive Officer and Director	December 30, 2022

/s/ Pamela Brewster Pamela Brewster	Director	December 30, 2022

/s/ Edward C. Forst Edward C. Forst	Director	December 30, 2022

Signature	Title	Date

/s/ Mark J. Nelson Mark J. Nelson	Director	December 30, 2022

/s/ Matthew Nordby Matthew Nordby	Director	December 30, 2022